CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 104 to Registration Statement No. 333-142592 on Form N-1A of our report dated December 21, 2012, relating to the financial statements and financial highlights of LifePath Active 2015 Portfolio, LifePath Active 2020 Portfolio, LifePath Active 2025 Portfolio, LifePath Active 2030 Portfolio, LifePath Active 2035 Portfolio, LifePath Active 2040 Portfolio, LifePath Active 2045 Portfolio, and LifePath Active 2050 Portfolio, each a series of LifePath Active Portfolios of BlackRock Funds II, appearing in the Annual Report on Form N-CSR of BlackRock Funds II for the year ended October 31, 2012, and to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania February 28, 2013